EXHIBIT 10.14

CLOSING AGREEMENT
THIS CLOSING AGREEMENT (this “Agreement”) is made effective as of the 11th day of November, 2016 by and between GAHC4 Lafayette LA ALF, LLC, a limited liability company organized under the laws of the State of Delaware (“Griffin Rosewood Buyer”), GAHC4 Lafayette LA MC, LLC, a limited liability company organized under the laws of the State of Delaware (“Griffin Cedar Buyer”, and collectively with Griffin Rosewood Buyer, “Griffin”), Colonial Oaks Master Tenant, LLC, a limited liability company organized under the laws of the State of Delaware (“Tenant”), Colonial Oaks Assisted Living Lafayette, LLC, a Delaware limited liability company (together with its successors and assigns, “Rosewood Subtenant”) and Colonial Oaks Memory Care Lafayette, LLC, a Delaware limited liability company (together with its successors and assigns, “Cedar Subtenant”, and collectively with Rosewood Subtenant, “Subtenant”).
RECITALS
A.    Seniors Investments II, LLC, a Delaware limited liability company (“Seniors”) and Hannie Development, Inc., a Louisiana business corporation (“Hannie Seller”) are parties to that certain Asset Purchase Agreement dated March 31, 2016 (as amended prior to and after the date hereof, the “Rosewood APA”) pursuant to which Hannie Seller has agreed to sell to Seniors, and Seniors has agreed to purchase from Hannie Seller, the facility located at 203 Rue Fontaine, Lafayette LA 70508 and commonly known as Rosewood Retirement and Assisted Living (the “Rosewood Facility”) together with the other Assets (as said term is defined in the Rosewood APA) relating thereto.
B.    Seniors and Cedar Crest, LLC, a Louisiana limited liability company (“Cedar Seller” and collectively with Hannie Seller, “Sellers”) are parties to that certain Asset Purchase Agreement dated March 31, 2016 (as amended prior to and after the date hereof, the “Cedar APA”, and collectively with the Rosewood APA, the “APAs”) pursuant to which Cedar Seller has agreed to sell to Seniors, and Seniors has agreed to purchase from Cedar Seller, the facility located at 203 161 S. Beadle Rd., Lafayette LA 70508 and commonly known as Cedar Crest Personal Memory Living (the “Cedar Facility”, and collectively with the Rosewood Facility, the “Facilities”) together with the other Assets (as said term is defined in the Cedar APA) relating thereto.
C.    Simultaneous with the execution of this Agreement, Rosewood Subtenant and Griffin Rosewood Buyer entered into that certain Assignment of Asset Purchase Agreement dated of even date herewith pursuant to which Seniors assigned to each of Rosewood Subtenant and Griffin Rosewood Buyer certain of the rights, title and interests of Seniors under the Rosewood APA (the “Rosewood Assignment”).
D.    Also simultaneous with the execution of this Agreement, Seniors, Cedar Subtenant and Griffin Cedar Buyer entered into that certain Assignment of Asset Purchase Agreement dated of even date herewith pursuant to which Seniors assigned to each of Cedar Subtenant and Griffin Cedar Buyer certain of the rights, title and interests of Seniors under the Cedar APA (the “Cedar Assignment”, and together with the Rosewood Assignment, the

“Assignment”). As used herein, the term “Buyer” shall refer to Griffin Rosewood Buyer, Griffin Cedar Buyer, Rosewood Subtenant and Cedar Subtenant in the capacity of each as the purchaser under the APAs.
E.    Griffin and Tenant intend to enter into a Master Lease (the “Master Lease”) pursuant to which Griffin shall lease to Tenant certain assets, including the Facilities.
F.    Griffin, Tenant and Subtenant desire to state their agreement regarding the form and substance of the Master Lease and the other Required Closing Documents (as defined below) to be executed and delivered by Buyer, Tenant, Subtenant and each of their respective affiliates named therein, and certain other matters as between them in connection with the closing under each of the APAs (the “Closing”).
AGREEMENTS
NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00), in hand paid, and the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereby, intending to be legally bound, agree as follows:
1.    Required Closing Documents. Griffin, Tenant and Subtenant hereby acknowledge and agree that, in connection with the consummation of the Closing, Griffin, Tenant and Subtenant shall execute and deliver, or (as appropriate or required) shall cause their respective affiliates to execute and deliver, the documents listed below where each is a party thereto (collectively, the “Required Closing Documents”):
a.    Each of the following documents shall be executed and delivered in the forms and in substance attached hereto as the corresponding Exhibit:

1)	Exhibit A: Master Lease (to be signed by Griffin and Tenant);

2)	Exhibit C: Guaranty of Master Lease Agreement (to be signed by Colonial Oaks Senior Living, LLC (“Manager”));

3)	Exhibit D: Guaranty of Master Lease Agreement (to be signed by Carl Mittendorff);

4)	Exhibit E: Subordination of Management Agreement (to be signed by Griffin, Tenant, Rosewood Subtenant and Manager);

5)	Exhibit E: Subordination of Management Agreement (to be signed by Griffin, Tenant, Cedar Subtenant and Manager);

6)	Exhibit F: Security Agreement (to be signed by Rosewood Subtenant and Griffin Rosewood Buyer); and

7)	Exhibit F: Security Agreement (to be signed by Cedar Subtenant and Griffin Cedar Buyer).
b.    In addition, each of the following documents shall be executed and delivered in the form and in substance approved by Griffin and Tenant, in their reasonable discretion.
1)    Each Subtenant shall execute and deliver a Sublease Agreement in form and substance reasonably acceptable to the parties pursuant to which Subtenant agrees to perform all of the obligations of Tenant under the Master Lease as the same pertain to the Subtenant’s Facility, and such other terms and conditions reasonably required by the parties;
2)    If, at Closing, Tenant or a Subtenant grants to a Working Capital Lender (as said term shall be defined in the Master Lease) a security interest in some or all of the Tenant Personal Property, Health Care Licenses and/or Provider Agreements (as said terms shall be defined in the Master Lease), an inter-creditor agreement;
3)    Each Subtenant shall execute and deliver a Guaranty of Master Lease Agreement in substantially the same form as the form attached as Exhibit C, except that the liability of the applicable Subtenant thereunder shall be limited to its proportionate share of the total rent payable under the Master Lease, calculated based upon the ratio of (i) the applicable Subtenant’s total rental obligation under the applicable Sublease Agreement, divided by (ii) the total rental obligation of Tenant under the Master Lease;
4)    At the request of any party, Griffin, Tenant and Subtenant shall execute and deliver for themselves and their respective affiliates such resolutions, incumbency certificates and certificates of good standing as the other party may reasonably require to evidence the customary authorizations and consents required to consummate the Closing; and
5)    Any additional documents that Griffin, Tenant or Subtenant may reasonably require from the other for the proper consummation of the Closing and the transaction contemplated in connection therewith, provided the same are customary for transactions such as this one and do not increase or enlarge a party’s obligations or liability hereunder.
2.    Covenants, Representations and Warranties.
a.    No Brokerage Commissions.
1)    Griffin warrants and represents to Tenant and Subtenant that it has not dealt with any real estate broker or finder in connection with the transactions set forth in this Agreement or the APAs other than Seller’s agent, if any, and no commission or finder’s fee is due any broker or agent representing Griffin. Griffin hereby indemnifies and holds harmless Tenant and Subtenant from all liability, expense, loss, cost, or damage, including reasonable attorneys’ fees that may arise by reason of any claim, demand, or suit arising out of facts constituting a breach of the foregoing representation and warranty.
2)    Tenant and Subtenant each represents and warrants to Griffin that it has not dealt with any real estate agent, broker or finder in connection with the transactions set forth in this Agreement or the APA other than Seller’s agent, and no commission or finder’s fee is due any broker or agent representing Tenant, Subtenant or any other party. Tenant and Subtenant each hereby indemnifies and holds harmless Griffin from all liability, expense, loss, cost, or damage, including reasonable attorneys’ fees, that may arise by reason of any claim, demand or suit arising out of any facts constituting a breach of the foregoing representation and warranty.
b.    Licensure. Subtenant shall use commercially reasonable efforts to obtain all Licensure Approvals (as defined in each APA) either as of or as soon as reasonably practicable after the Closing Date.
c.    Due Diligence Materials. Tenant and Subtenant each represents and warrants to Griffin that they have made available to Griffin all due diligence materials provided to Tenant and/or Subtenant by Seller.
3.    Due Deposit and Diligence Expenses.
a.    Deposit. Following the full execution of this Agreement and the Assignment (including the consent thereto executed by Sellers) Griffin shall pay the balance of the Deposit due under each of the APAs in the manner and within the time frame required by the APAs.
b.    Expenses. Except as expressly provided to the contrary in this Section, Tenant and Subtenant each shall be solely responsible for and shall pay all of the costs, fees and expenses incurred by Seniors, Tenant and/or Subtenant in connection with their own due diligence, inspection and assessment of the Assets (as defined in each APA), the business conducted thereon, and the assets they or their affiliates acquire under the APAs. Griffin hereby agrees that it shall be solely responsible for and shall pay all of the costs, fees and expenses incurred by Griffin in connection with its inspection and assessment of the Assets, the business conducted thereon, and the assets it or its affiliates acquire under the APAs. Notwithstanding the foregoing, at and simultaneous with the Closings, (a) Griffin shall reimburse Tenant the sum of $50,000.00, said payment being made to reimburse Tenant and Subtenant for the aggregate initial Deposit paid by Seniors, Tenant and/or Subtenant under the APAs which amount shall be retained by Griffin and applied against any security deposit requirement under the Master Lease; and (b) for the real estate related due diligence costs incurred by Seniors, Tenant and/or Subtenant consisting of legal and other real estate related diligence of the Facilities and negotiation of the APAs and documents relating thereto excluding this Agreement and the Exhibits (the “Tenant’s Diligence Costs”), provided, however that the aggregate reimbursement for Tenant’s Diligence Costs that Griffin is required to pay pursuant to this Section shall not exceed One Hundred Twenty-Five Thousand and No/Dollars ($125,000). Tenant shall deliver to Griffin prior to Closing (and as a condition to Griffin paying the Tenant’s Diligence Costs at Closing) itemized invoices for all Tenant’ Diligence Costs, and Griffin shall have the right to review and approve same, such approval not to be unreasonably withheld, conditioned or delayed.
4.    Indemnification.

a.    Indemnity Allocation under the APA.
1)    Seller Claims against any Griffin Indemnified Party. Tenant and Subtenant each hereby agrees to indemnify, defend and hold harmless Griffin and its affiliates, and its and their respective partners, shareholders, members, directors, managers, officers, employees, agents, successors and assigns (collectively, the “Griffin Indemnified Parties”) from and against any damages, losses, taxes, liabilities, claims, judgments, penalties, causes of action, investigations, audits, demands, assessments, adjustment, settlement payments, deficiencies, fines, diminutions in value, costs and expenses (including without limitation reasonable attorney’s fees and court costs) (collectively “Claims”) to the extent arising as a result of or in connection with: (A) any material breach or inaccuracy of any of the representations or warranties made by any Tenant Indemnified Party (as defined herein) in or pursuant to the APAs or in any agreement, instrument, certificate or affidavit delivered by any Tenant Indemnified Party to any Seller in connection therewith or in any Exhibit, Schedule, certificate, or other executed document furnished or to be furnished to any Seller thereunder, (B) any failure by any Tenant Indemnified Party to carry out, perform, satisfy and discharge in any material respect any covenant, agreement, undertaking, liability or obligation of any Tenant Indemnified Party under the APAs, whether prior or subsequent to Closing, or in any instrument, certificate or affidavit delivered by any Tenant Indemnified Party to any Seller at or in connection with the Closings, or (C) any indemnification obligation asserted by any Seller “Indemnified Party” (said capitalized term being defined in the APA) against Griffin Indemnified Parties to the extent arising as a result of or in connection with (including with respect to any breach of) the obligations and/or liabilities of Tenant and/or Subtenant or any of their respective affiliates set forth in either APA (including, without limitation, the indemnity provisions in favor of the Sellers set forth therein as the same have been assigned to Tenant or Subtenant) (any of the foregoing, a “Tenant Indemnification Obligation”).
2)    Griffin hereby agrees to indemnify, defend and hold harmless Tenant, Subtenant and their affiliates, and its and their respective partners, shareholders, members, directors, managers, officers, employees, agents, successors and assigns (collectively, the “Tenant Indemnified Parties”) from and against any Claims to the extent arising as a result of or in connection with: (A) any material breach or inaccuracy of any of the representations or warranties made by any Griffin Indemnified Party in or pursuant to the APAs, whether prior or subsequent to Closing, or in any agreement, instrument, certificate or affidavit delivered by any Griffin Indemnified Party to any Seller in connection therewith or in any Exhibit, Schedule, certificate, or other executed document furnished or to be furnished to any Seller thereunder, (B) any failure by any Griffin Indemnified Party to carry out, perform, satisfy and discharge in any material respect any covenant, agreement, undertaking, liability or obligation of any Griffin Indemnified Party under the APAs or in any instrument, certificate or affidavit delivered by any Griffin Indemnified Party to any Seller at or in connection with the Closing, or (C) any indemnification obligation asserted by any Seller “Indemnified Party” (said capitalized term being defined in the APA) against Tenant Indemnified Parties to the extent arising as a result of or in connection with (including with respect to any breach of) the obligations and/or liabilities of Griffin or any of its affiliates set forth in either APA (including, without limitation, the indemnity provisions in favor of the Sellers set forth therein as the same have been assigned to Griffin) (any of the foregoing, a “Griffin Indemnification Obligation”).

3)    The parties hereto acknowledge that the post-Closing indemnification obligations of Sellers under the APAs are supported by a Holdback Amount pursuant to a Holdback Escrow Agreement (said capitalized term being defined in each APA). To the extent that the parties are successful in pursuing a Claim under the APAs, funds from the Seller (whether from the Holdback Amount or otherwise) will first be paid to Griffin, and Griffin will determine in its reasonable discretion whether (a) such funds are required by Tenant and/or the applicable Subtenant for operation of the applicable Facility, in which case such funds will be promptly delivered to Tenant or (b) not required by Tenant and/or the applicable Subtenant for operation of the applicable Facility, but rather payable to Griffin as a result of a diminution of value of the applicable Facility, in which case Griffin shall retain such funds and rent payable under the Master Lease shall be reduced by such amount that shall reflect a reduction in Griffin’s underlying initial capital investment in the applicable Facility on a dollar for dollar basis (but excluding any amount that Griffin actually expends in connection with the cure or repair of the issue underlying such Claim).
4)    Pursuing and Defending Indemnity Claims under the APAs. Griffin shall notify Tenant and Subtenant in writing as promptly as practicable (but in all events within 30 days) of any indemnification obligation which has been or may reasonably be expected to be asserted by any Seller Indemnified Party against any Griffin Indemnified Party, or by any Griffin Indemnified Party against any Seller, under the APAs, and Tenant shall notify Griffin in writing as promptly as practicable (but in all events within 30 days) of any indemnification obligation which has been or may reasonably be expected to be asserted by any Seller Indemnified Party against any Tenant Indemnified Party, or by any Tenant Indemnified Party against any Seller, under the APAs; provided, however, that the failure to give such notice in a timely fashion shall not result in the loss of the rights of, or result in any liability to, the notifying party with respect thereto except to the extent the other party is materially prejudiced by such delay. Subject to the provisos to this sentence, Griffin shall have the right (but not the obligation) to fully assume, commence, control and pursue the prosecution or defense of any such indemnification Claim under the APAs; provided, however, that (A) Tenant and the applicable Subtenant shall have the right to participate in such prosecution or defense at its own cost and expense; (B) Griffin shall not settle any such indemnification Claim for and on behalf of any Tenant Indemnified Party or in respect of any Griffin Indemnification Obligation without the prior written consent of Tenant and the applicable Subtenant (which consent shall not be unreasonably withheld or delayed), and (C) Tenant and/or the applicable Subtenant shall have the right (but not the obligation) to fully assume, commence, control and pursue the prosecution or defense of any such indemnification Claim to the extent relating any Tenant Indemnification Obligation or to Losses (as such term is defined in the APA) exclusively suffered or incurred (or expected to be suffered or incurred) by any Tenant Indemnified Party in respect of any breach of any covenant, agreement or undertaking made by any Seller which is to be performed after the Closing that relates to the operation of a Facility, regardless of whether such Losses also give rise to Claims against any Seller for any breach, inaccuracy, misrepresentation or omission in any of the representations or warranties made by any Seller. Should Griffin decline to assume the prosecution or defense of any indemnification Claim under the APAs, or if, following such assumption, Griffin fails to diligently pursue such prosecution or defense, Tenant or the applicable Subtenant may elect to fully assume, commence, control and pursue the same, provided, however, that with respect to the prosecution or defense of any indemnification Claim properly assumed by Tenant or the applicable Subtenant under this Section, neither Tenant nor a

Subtenant shall settle any such indemnification Claim for and on behalf of any Griffin Indemnified Party or in respect of any Tenant Indemnification Obligation without the prior written consent of Griffin (which consent shall not be unreasonably withheld or delayed). Each of the parties hereto shall cooperate reasonably with and render reasonable assistance to the other in the prosecution or defense of any indemnification Claims under the APA.
5)    Indemnification in respect of Deposit Forfeiture.
(i)    If the Closing does not occur under the APAs as a result of a default by Tenant, Subtenant or any of their affiliates under the APAs and/or this Agreement, including, (a) the failure by Tenant, Subtenant, Manager and their affiliates to execute and deliver all of the Required Closing Documents that each is required to execute and deliver; and (b) as a result of the failure of Seniors and/or its affiliates to consummate the Closing due to a failure to complete the acquisition of some or all of the so-called “Other Portfolio” of properties located in Texas and Georgia (previously referenced in the now-deleted Section 13.1(s) of the APAs referenced in Section 4 of those certain Third Amendments to and Reinstatements of Asset Purchase Agreements dated as of August 4, 2016), and if as a result of such default (A) Seller and/or Griffin terminate(s) the APAs, and (B) Seller receives, or is entitled to receive, the Deposit (or any portion thereof) that Griffin or any of its affiliates has funded under the APAs, or such other amount that Griffin or any of its affiliates has paid or is required to pay Seller pursuant to the APAs (collectively, the “Griffin Forfeited Funds”), then Tenant, Subtenant and, by joinder to this Agreement, Carl Mittendorff, shall indemnify Griffin for and, within thirty (30) days after receipt of written notice from Griffin, pay by wire transfer of immediately available funds to such account(s) designated by Griffin an amount equal to, the Griffin Forfeited Funds, plus the reasonable, actual and documented expenses incurred by Griffin directly in connection with the transaction described in the APAs and this Agreement, plus an amount equal to Griffin’s actual cost, if any, to collect any or all of said amounts. The preceding sentence shall apply to a termination by Seller where Griffin does not complete Closing where such completion is rendered impossible or impractical by the default or failure of Tenant, Subtenant or any of their affiliates.
(ii)    If the Closing does not occur under the APAs as a result of a default by Griffin or any of its affiliates under the APAs and/or this Agreement, including, (a) the failure by Griffin and their affiliates to execute and deliver all of the Required Closing Documents that each is required to execute and deliver; and (b) as a result of the failure of Griffin to consummate the Closing due to the failure of Seniors and/or its affiliates to consummate the acquisition of some or all of the Other Portfolio, and if as a result of such default (A) Seller and/or Tenant terminate(s) the APAs, and (B) Seller receives, or is entitled to receive, the Deposit (or any portion thereof) that Tenant or any of its affiliates has funded under the APAs, or such other amount that Tenant or any of its affiliates has paid Seller pursuant to the APAs (collectively, the “Tenant Forfeited Funds”) Griffin shall indemnify Tenant for and, within thirty (30) days after receipt of written notice from Tenant, pay by wire transfer of immediately available funds to such account(s) designated by Tenant an amount equal to the Tenant Forfeited Funds, plus the reasonable, actual and documented expenses incurred by Seniors, Tenant and/or Subtenant directly in connection with the transaction described in the APA and this Agreement plus an amount equal to Seniors’ actual cost, if any, to collect any or all of said amounts. The preceding sentence shall apply to a termination by Seller where Tenant does not complete Closing where such completion is rendered impossible or impractical by the default or failure of Griffin or any of its affiliates.
(iii)    Seniors has funded under the APAs, those certain First Non-Refundable Portions and Second Non-Refundable Portions (each, as defined in the APAs). If the Closing does not occur under the APAs solely as a result of a failure of the Mold Remediation Condition (as defined in the Rosewood APA) and the Rosewood Mold Remediation Condition (as defined in the Cedar APA) and Seller is entitled to retain and/or receive the First Non-Refundable Portions and the Second Non-Refundable Portions, such forfeited funds shall be borne one hundred percent (100%) by Tenant and Subtenant
b.    Default Indemnification Procedures under this Agreement. With respect to any Claim subject to indemnification hereunder, the party asserting a right to indemnification in respect thereof (the “Indemnified Party”) shall notify the party liable for such indemnification (the “Indemnifying Party”) in writing of such Claim as promptly as practicable (but in all events within 30 days) after the Indemnified Party becomes aware of such Claim; provided, however, that the Indemnified Party’s failure to give such notice to the Indemnifying Party in a timely fashion shall not result in the loss of the Indemnified Party’s rights with respect thereto except to the extent the Indemnifying Party is materially prejudiced by the delay. With respect to any such Claim that is finally determined to be subject to indemnification hereunder, the Indemnifying Party shall satisfy its obligations in respect thereof within thirty (30) days after such final determination.
c.    Interest. If any amount payable by any Indemnifying Party in respect of a Claim that is finally determined to be subject to indemnification hereunder is not paid when due, such unpaid amount shall bear interest at an interest rate equal to a margin of 2% plus the “Prime Rate” as published by the Wall Street Journal (Eastern edition) under its Money Rates column and specified as the base rate on corporate loans at large U.S. commercial banks or, if it no longer publishes such, the rate of interest announced from time to time by Well Fargo Bank as its prime rate, base rate or reference rate.
5.    APA Actions and Termination Elections. Neither Tenant nor Griffin shall cause Buyer to modify, amend, terminate or waive any rights with respect to, the APAs without first obtaining the written consent of the other party. In the event either party elects to terminate the APAs, such party (the “Terminating Party”) shall provide prompt written notice (a “Termination Notice”) of the foregoing to the other party (the “Continuing Party”) upon which the Continuing Party shall have the right to assume the Terminating Party’s partial interest in the APAs by delivering notice of such election (a “Take-Over Notice”) to the Terminating Party within two (2) business days of the Continuing Party’s receipt of the Termination Notice. In such event, (i) the Terminating Party shall assign its partial interest as Buyer under the APAs to the Continuing Party or its designee and (ii) the Continuing Party shall reimburse the Terminating Party for the portion of the Deposits previously paid by the Terminating Party.
6.    Specific APA Provisions:
a.    Pre-Closing Facility Management: Notwithstanding the terms of Section 11.5 of the APAs, neither Tenant nor Subtenant will seek to commence management of the

Facilities prior to the Closing or otherwise exercise its rights under said Section without first obtaining the written consent of Griffin, which consent Griffin may withhold in its sole discretion.
b.    Funding of Master Lease Reserves: At the Closings, Tenant will fund into escrow (in accordance with the terms of the Master Lease) such amount as may be required to establish the reserve for Impounds and insurance premiums required thereby.
c.    No Further Assignment of Amendment of APAs: Neither Tenant, Subtenant nor Griffin shall further assign or amend the APAs without first obtaining the written consent of the other party.
d.    Prorations under the APAs. Griffin, Tenant and Subtenant agree that any prorations and credits provided for in the APAs (whether determined at or subsequent to Closing) are payable to or from Subtenant, as Buyer, and all such amounts shall be paid directly to the applicable Subtenant (with respect to sums payable by Seller) and by the applicable Subtenant (with respect to sums payable to Seller).
7.    Miscellaneous.
a.    Entire Agreement; Counterparts; Amendments. This Agreement, the APAs and the Assignment constitute the entire agreement between the parties hereto with respect to the subject matter set forth herein, and it supersedes all prior understandings or agreements between the parties. In the event of an inconsistency between the terms of this Agreement and the terms of the APAs or the Assignment, the terms of this Agreement shall control. This Agreement may be executed in one (1) or more duplicate original counterparts, each of which shall be effective as and shall constitute an original document binding upon the party or parties signing the same. Signatures delivered in electronic form (e.g. vie electronic mail or facsimile) shall be valid for all purposes.
b.    Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective heirs, devisees, personal representatives, successors and assigns.
c.    Waiver; Modification. Failure by Griffin, Tenant or Subtenant to insist upon or enforce any of its rights shall not constitute a waiver thereof. Either party hereto may waive the benefit of any provision or condition for its benefit contained in this Agreement. No oral modification hereof shall be binding upon the parties, and any modification shall be in writing and signed by the parties.
d.    Time of Essence. TIME IS OF THE ESSENCE OF THIS AGREEMENT.
e.    Construction. Each party hereto hereby acknowledges that all parties hereto participated equally in the drafting of this Agreement and that, accordingly, no court construing this Agreement shall construe it more stringently against one party than the other.

f.    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without application of its conflict of laws provisions.
g.    Assignment. The parties hereto shall not assign this Agreement or their interest in the APAs, in whole or in part, without the prior written consent of the other party, except to an affiliate. Neither Griffin, Tenant nor Subtenant (nor their applicable affiliates) shall assign their respective interests under the APA without the prior written consent of the other party except (i) pursuant to the Assignment or (ii) with respect to a further assignment to an affiliate.
h.    Schedules and Exhibits. All schedules and exhibits attached to this Agreement are incorporated into this Agreement by this reference and made a part of this Agreement as if fully set forth herein.
i.    Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity. The parties further agree that (i) by seeking the remedies provided for in this Section 7(i), a party shall not in any respect waive its right to seek any other form of relief that may be available to a party under this Agreement, including monetary damages and (b) nothing contained in this Section 7(i) shall require any party to institute any proceeding for (or limit any party’s right to institute any proceeding for) specific performance under this Section 7(i) before pursuing damages nor shall the commencement of any action pursuant to this Section 7(i) or anything contained in this Section 7(i) restrict or limit any other remedies under this Agreement that may be available then or thereafter.
[Signatures are set forth on the following page.]

TENANT AND SUBTENANT SIGNATURE PAGE
IN WITNESS WHEREOF, the parties have duly executed this Agreement on the date and year first above written.

TENANT:

Colonial Oaks Master Tenant, LLC

By:	/s/ Carl Mittendorff
Name:	Carl Mittendorff
Its:	Authorized Signatory

ROSEWOOD SUBTENANT:

Colonial Oaks Assisted Living Lafayette, LLC

By:	/s/ Carl Mittendorff
Name:	Carl Mittendorff
Its:	Authorized Signatory

CEDAR SUBTENANT:

Colonial Oaks Memory Care Lafayette, LLC

By:	/s/ Carl Mittendorff
Name:	Carl Mittendorff
Its:	Authorized Signatory
JOINDER BY CARL MITTENDORFF
IN WITNESS WHEREOF, the undersigned hereby joins in the execution of this Agreement for the purpose of consenting to the entirety hereof and for the purpose of being bound by the terms and conditions of Section 4(a)(5)(i) (and the other Sections hereof necessarily associated therewith for the application thereof) and has duly executed this Agreement on the date and year first above written for such purposes.

By:	/s/ Carl Mittendorff
Name:	Carl Mittendorff

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GRIFFIN SIGNATURE PAGE
IN WITNESS WHEREOF, the parties have duly executed this Agreement on the date and year first above written.

GRIFFIN:

GAHC4 Lafayette LA ALF Portfolio, LLC,
a Delaware limited liability company,

By:	Griffin-American Healthcare REIT IV
Holdings, LP, a Delaware limited
partnership,
Its Sole Member

	By:	Griffin-American Healthcare REIT
IV, Inc., a Maryland corporation,
Its General Partner

		By:	/s/ Cora Lo
		Name:	Cora Lo
		Title:	Secretary

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